UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 21, 2015
Date of Report

TAPIMMUNE INC.
(Exact name of registrant as specified in its charter)

Nevada	000-27239	88-0277072
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1551 Eastlake Avenue East, Seattle, WA	98102
(Address of principal executive offices)	(Zip Code)

(206) 504-7278
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 21, 2015, we entered into a License and Assignment Agreement with the Mayo Foundation for Medical Education and Research (the “Mayo Foundation”) pursuant to which we acquired certain intellectual property rights from the Mayo Foundation for the development and commercialization of certain products, methods and processes property relating to a folate receptor alpha immunotherapeutic vaccine comprised of a set of unique peptide epitopes targeting breast, lung and ovarian cancer.  The License and Assignment Agreement resulted from our exercise of an option that we acquired from Ayer Special Situations Fund I, LP (“Ayer”) that was issued pursuant to a Technology Option Agreement that Ayer entered into with the Mayo Foundation on March 18, 2014.

The Mayo Foundation granted us a license (with a right to sublicense) on a worldwide basis to make, sell and use products for therapeutic use against breast, ovarian, lung and other cancers that express folate receptor alpha.  This license is an exclusive license for products that are based on the intellectual property and non-exclusive for products that are based on Mayo Foundation know–how and materials. The intellectual property that is being licensed includes (i) U.S. patent application numbers 12/303,054 and 13/202,236, (ii) U.S. patent number 8,486,412 and 8,858,952 and provisionals, (iii) divisionals including 13/917,410 and (iv) continuations including 14/484,057.

The Mayo Foundation granted this license in exchange for an initial upfront payment of $350,000, which was made on July 21, 2015.  Upon the payment of the initial upfront payment, the Mayo Foundation assigned to us IND # 14546, and we assumed all responsibility and liability for this investigative new drug application. In addition to the initial upfront payment, we are to pay additional upfront payments, an annual license maintenance fee, milestone fees and royalty fees (which will be subject to a minimum annual royalty fee once royalty fees are due).

The term of the Agreement runs from July 21, 2015 until the date of our last obligation to make payments under the Agreement, provided that the Mayo Foundation may terminate this Agreement if, among other matters, (i) 30 days after providing us with notice of a material breach of this Agreement, we fail to cure such breach, (ii) we fail to make a sale of a licensed product by July 21, 2025 and (iii) we cease to conduct business in the normal event of operations or become insolvent or bankrupt.

The foregoing is a summary of the material terms of the Agreement and does not purport to be complete. You should read the complete Agreement, which shall be attached as an exhibit to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2015. We will seek confidential treatment for certain terms of the Agreement at the time of filing such Quarterly Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAPIMMUNE INC.
Date: July 27, 2015	By: /s/ Glynn Wilson Name: Glynn Wilson Title: Chairman and CEO